    THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE - HARTFORD, CT - 06183

================================================================================

                            VARIABLE LIFE SUPPLEMENT

================================================================================

This supplement accompanies an application for a Variable Universal Life Insurance Policy to be issued by The Travelers Insurance Company.

ALL QUESTIONS MUST BE ANSWERED COMPLETELY AND THE APPLICATION AND SUPPLEMENT MUST BE SIGNED IN ORDER FOR THE COMPANY TO PROCESS THE APPLICATION. MAY BE REFERENCED BY ATTACHMENT.

Proposed Insured(s)
                        ----------------------------------
                               First, Middle, Last
Date of Birth
                        ----------------------------------
Social Security Number
                        ----------------------------------

                                FUND INFORMATION
================================================================================

Select one or more funds and indicate percentage of allocation.  Total must equal 100%;
allocations must be whole percentages of 5% or more.
[ ] Alliance Growth Portfolio                             %    [ ] MFS Research Portfolio                                 %
                                                 -----------                                                     -----------
[ ] American Odyssey Intermediate Bond Fund               %    [ ] MFS Total Return Portfolio                             %
                                                 -----------                                                     -----------
[ ] Bankers Trust Small Cap Index Fund                    %    [ ] NWQ Large Cap Portfolio                                %
                                                 -----------                                                     -----------
[ ] Capital Appreciation Fund  (Janus)                    %    [ ] OpCap OCC Accumulation Trust Equity Portfolio          %
                                                 -----------                                                     -----------
[ ] Delaware Small Cap Value Series                       %    [ ] Putnam Diversified Income Portfolio                    %
                                                 -----------                                                     -----------
[ ] Dreyfus Capital Appreciation Portfolio                %    [ ] Salomon Brothers Cap Fund                              %
                                                 -----------                                                     -----------
[ ] Dreyfus Small Cap Portfolio                           %    [ ] Salomon Brothers Strategic Bond Fund                   %
                                                 -----------                                                     -----------
[ ] Dreyfus Stock Index Fund                              %    [ ] Salomon Brothers Total Return Fund                     %
                                                 -----------                                                     -----------
[ ] Fidelity VIP Equity Income Portfolio                  %    [ ] Strategic Stock Portfolio                              %
                                                 -----------                                                     -----------
[ ] Fidelity Large Cap Portfolio                          %    [ ] Travelers Convertible Bond Portfolio                   %
                                                 -----------                                                     -----------
[ ] Fidelity VIP II Asset Manager Portfolio               %    [ ] Travelers High Yield Bond Trust                        %
                                                 -----------                                                     -----------
[ ] Lazard International Stock Portfolio                  %    [ ] Smith Barney Money Market Portfolio                    %
                                                 -----------                                                     -----------
[ ] MFS Emerging Growth Portfolio                         %    [ ] Travelers U.S. Government Securities Portfolio         %
                                                 -----------                                                     -----------
[ ] MFS Mid Cap Growth Portfolio                          %    [ ] Warburg Pincus Trust Emerging Markets Portfolio        %
                                                 -----------                                                     -----------


[ ] AIM Capital Appreciation Portfolio                    %    [ ] Smith Barney Diversified Strategic Income Fund         %
                                                 -----------                                                     -----------
[ ] Bankers Trust EAFE Index Fund                         %    [ ] Smith Barney Large Capitalization Growth Portfolio     %
                                                 -----------                                                     -----------
[ ] Delaware Investments REIT Series                      %    [ ] Smith Barney International Equity Portfolio            %
                                                 -----------                                                     -----------
[ ] Utilities Portfolio                                   %    [ ] Social Awareness Stock Portfolio                       %
                                                 -----------                                                     -----------
[ ] Jurika & Voyles Core Equity Portfolio                 %    [ ] Strong Schafer Value Fund II                           %
                                                 -----------                                                     -----------
[ ] Montgomery Variable Series:  Growth Fund              %    [ ] Travelers Disciplined Small Cap Portfolio              %
                                                 -----------                                                     -----------
[ ] Salomon Brothers Investors Fund                       %    [ ] Travelers Disciplined Mid Cap Portfolio                %
                                                 -----------                                                     -----------
                                                               [ ] Van Kampen American Cap. Enterprise Portfolio          %
                                                                                                                 -----------
L-15325


                                   SUITABILITY
================================================================================

a. Have you received the prospectus relating to the policy applied for?
   Yes [ ]  No [ ]
   Date of prospectus:___________________ Date of prospectus supplement(s):
   _________________

b. Do you understand that the Contract Value and Death Benefit associated with the policy you have applied for may increase or decrease depending upon the investment experience of the investment options which you have selected? Yes [ ] No[ ]

c. With this in mind, is the policy in accord with your insurance objectives and anticipated financial needs? [ ] Yes [ ] No

APPLICANT declares to the best of his/her knowledge and belief that all of the statements made in his/her application and supplement, if required, are complete and true.


ALL VALUES AND BENEFITS PROVIDED BY THE BASIC POLICY APPLIED FOR ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. EXCEPT AS STATED IN THE TEMPORARY INSURANCE AGREEMENT/ADVANCE PAYMENT RECEIPT CORRESPONDING TO THIS APPLICATION, THE COMPANY WILL APPLY THE FIRST NET PREMIUM PAYMENT TO THE CREDIT OF THE BASIC POLICY APPLIED FOR AS OF THE VALUATION DATE ON OR NEXT FOLLOWING THE POLICY DATE.

Except as stated in the Employer-Sponsored Temporary Life Insurance Binder Agreement, no insurance will take effect until:

(1) the policy is delivered to the Applicant; and (2) the first modal premium is paid in full while the health and other conditions relating to insurability remain as described in the application. No agent is authorized: (1) to make, alter, or discharge any policy; (2) to waive or change any condition or provision of any policy, application or receipt; and (3) to accept any risk or to pass on insurability. The Proposed Insured will be the Applicant of any policy issued on this application unless otherwise indicated. The right to privacy is protected as required by law.

I have paid to______________ the sum of $ _________ and hold a receipt bearing the number _________ Dated _____________ at (city or town/state)________________


---------------------------------------------------
Owner/Designated Representative (Signature in Full)

---------------------------------------------------
Witnessed by (Licensed Resident Agent)

---------------------------------------------------
Signature of Principal

---------------------------------------------------
Signature of Broker/Dealer



L-15325

    THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE - HARTFORD, CT - 06183
================================================================================

                 APPLICATION FOR CORPORATE OWNED LIFE INSURANCE

================================================================================
NAME OF POLICY OWNER:
                     -----------------------------------------------------------
ADDRESS OF POLICY OWNER:
                        --------------------------------------------------------
CORPORATE (OWNER) TAX ID #:                    ISSUE DATE OF POLICY:
                           -------------------                      ------------

PLAN OF INSURANCE:  [ ] Guideline Premium Test  [ ] Cash Value Accumulation Test

PREMIUM PAYMENT PLAN: [ ] Single   [ ] Annual   [ ] Semi-Annual  [ ] Quarterly  [ ] Monthly

DEATH BENEFIT OPTION: [ ] Level Death  [ ] Variable Death  [ ] Annual Increase Death
                          Benefit          Benefit             Benefit

BENEFICIARY: The Corporation shall be the sole beneficiary unless otherwise specified.
             -------------------------------------------------------------------

             -------------------------------------------------------------------

Is the right to change the Beneficiary and to exercise all other policy rights without the consent of the Beneficiary reserved to the Owner? [ ] Yes [ ] No

It is agreed that:

1. This application, which includes the attached Schedule A, will be the basis for any policies issued in response to it.
2. Application is made to Us for individual life insurance policies on the lives of the individuals specified in Schedule A.
3. The amount of insurance for each policy applied for shall be the amount specified for each individual in Schedule A.
4. Each policy applied for shall be of the plan specified in the Plan of Insurance section above.

For the most recent 90 days, have all of the Proposed Insureds been actively at work for at least 30 hours per week, at their usual place of business, performing their regular occupations? [ ] Yes [ ] No

During the most recent 90 days, have any of the Proposed Insureds been hospitalized or absent from work (other than for recreational days and holidays) for more than 5 consecutive workdays? [ ] Yes [ ] No

AGENT'S STATEMENT: Will this insurance replace, change or use the cash value of any existing insurance policy or annuity? [ ] Yes [ ]No

Is this insurance intended to be a 1035 tax-free exchange?  [ ] Yes  [ ] No

If you answered "Yes" to either of these replacement questions, has the required replacement paperwork been completed? [ ] Yes [ ] No

List company name, amount and attach applicable forms required by state in which application is signed.

--------------------------------------------------------------------------------

-----------------------------    -----------------------------------------------
      Signature of Agent          Signature of Owner / Designated Representative


Dated                            Dated
     ------------------------         ------------------------------------------

L-15236

                                   SCHEDULE A

PROPOSED                DATE OF             INITIAL BASE      TERM        INITIAL       PLANNED      SMOKER/
INSURED      SEX         BIRTH      SS#        POLICY       INSURANCE     PREMIUM       PREMIUM      NONSMOKER
                                           DEATH BENEFIT      RIDER                                  ("S" OR "N")
=================================================================================================================






I represent that I have read the questions and answers on this application, and declare that they are complete and true to the best of my knowledge and belief. Furthermore, I understand that this application will become a part of any policy issued. I agree that no Agent/Representative of the Company shall: have the authority to waive a complete answer to any question on this Application; transfer insurability; make or alter any contract; or, waive any of the Company's other rights or requirements. I further agree that no insurance shall take effect unless and until the Policy has been delivered to and accepted by me; and, the initial modal premium is paid during the lifetime and prior to any change in health of the Proposed Insured.

Signed for the Policy Owner by the following duly authorized official:


------------------------          ---------------        -------------
       Signature                       Title                 Date

L-15236

    THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE - HARTFORD, CT - 06183

================================================================================

                 APPLICATION FOR SIMPLIFIED ISSUE LIFE INSURANCE

================================================================================
NAME OF POLICY OWNER:
                        --------------------------------------------------------
ADDRESS OF POLICY OWNER:
                        --------------------------------------------------------

                        --------------------------------------------------------

CORPORATE TAX ID #:     --------------------------------------------------------
OWNER TAX ID # (IF OTHER
  THAN CORPORATION)     --------------------------------------------------------

PLAN OF INSURANCE:

                        --------------------------------------------------------

BENEFICIARY:            The Corporation shall be the sole beneficiary unless
                        otherwise specified.
                        --------------------------------------------------------

                        --------------------------------------------------------

Will this insurance replace, change or use the cash value of any existing insurance policy or annuity?
                                                                  [ ] Yes [ ] No

(If you answered "Yes" to this question, list company name, amount and attach applicable forms required by state in which application is signed.)


--------------------------------           ------------------------------
       Signature of Agent                        Signature of Owner

Dated                                      Dated
     ---------------------------                -------------------------


SECTION B:

For the most recent 90 days, have you been actively at work for at least 30 hours per week, at your employer's usual place of business, performing your
customary duties of your regular occupation?                     [ ] Yes [ ] No
During the most recent 90 days, have you been hospitalized or were you absent from work (other than for recreational days and holidays) for more than 5
consecutive workdays?                                            [ ] Yes [ ] No

Have you used any tobacco products within the past 12 months?    [ ] Yes [ ] No

If "Yes" how much (i.e., units per week/month) and date last used:

[ ] Cigarettes ______   [ ] Cigars _______   [ ] Pipe ______  [ ] Smokeless tobacco ______

L-15240

SECTION C

1. PERSONAL PHYSICIAN (Give full name, address and phone # of your doctor who you consult for routine check-ups and physicals):
                                                 -------------------------------
--------------------------------------------------------------------------------
   DATE AND REASON LAST CONSULTED:
                                  ----------------------------------------------

2. PROPOSED INSURED:  Height _____ Weight ______  Amount of weight loss in past 12 months ______

3. Have you within the past 2 years:
    a)  Flown or plan to fly as a  pilot, student pilot or crew member or intend to do so? [ ] Yes [ ] No
    b)  Engaged in scuba diving, vehicle racing, parachute jumping or any form of motorcycling, or any
        other hazardous sport or hobby?                                                    [ ] Yes [ ] No
4.  In the past 10 years have you:
        a) Used Drugs not prescribed by a doctor?                                          [ ] Yes [ ] No
        b) Been treated for alchoholism?                                                   [ ] Yes [ ] No
        c) Been advised to have medical treatment or counseling from a commonly recognized
           practitioner or organization for alcohol or drug use?                           [ ] Yes [ ] No
5.  Have you in the past 10 years:
        a) Been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) by a member
           of the medical profession?                                                      [ ] Yes [ ] No
        b) Been diagnosed or treated for immune deficiency (other than AIDS), anemia or other
           blood disorder (other than for HIV)?                                            [ ] Yes [ ] No
        c) Had recurrent fever, fatigue or unexplained weight loss?                        [ ] Yes [ ] No
6. Other than the above, have you ever been diagnosed or treated for:
        a) Chest pain, high blood pressure, stroke, or disease of the heart, blood vessels, or lungs;
                                                                                           [ ] Yes [ ] No
        b) Diabetes, mental or emotional disorder; disease of the brain or nervous system, convulsions;
                                                                                           [ ] Yes [ ] No
        c) Cancer; tumor; disease of the stomach, intestines, liver or kidneys?            [ ] Yes [ ] No
7.  Have you in the last five years, been advised to have any diagnostic test, hospitalization or surgery by any licensed physician, practitioner or health facility that has not yet been performed?
                                                                                           [ ] Yes [ ] No

FOR ALL QUESTIONS ANSWERED "YES," FURNISH DETAILS.
                                                  ------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
I represent that the above statements are true and complete to the best of my knowledge and belief. I understand that this application will become a part of any policy issued . I also understand that any misrepresentations contained in this application and relied on by the Company may be used to reduce or deny a claim or void the contract if: (1) it is within its contestable period; and (2) if such misrepresentation materially affects the acceptance of the risk.


                             Dated                   At
-----------------------------     -------------------  --------------------
Signature of Proposed Insured                            (City, State)

L-15240

                AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

I authorize The Travelers Insurance Company (referred to as The Travelers), its Reinsurers, insurance support organizations, and their authorized representatives to obtain medical and other information in order to evaluate this application for insurance. I authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau, Inc., employer, consumer reporting agency, or other insurance coverage, medical care, treatment, supplies or advice with respect to me to furnish such information to The Travelers, its Reinsurers or their authorized representatives.

This authorization will be valid from the date signed for a period of 2 1/2 years. I agree that a photographic copy of this authorization is as valid as the original. Information given in my application, including health care information, may be made available without my prior authorization to other insurance companies to which I make application for life or health insurance coverage or to which a claim is submitted.

I have read this authorization and understand that I have a right to receive a copy. I acknowledge receipt of the notice regarding: "Notification Regarding Use and Release of Information to the Medical Information Bureau, Inc. and Other Life Insurance Companies"


                             Dated                At
-----------------------------     ----------------  --------------------
Signature of Proposed Insured                          (City, State)

L-15240

================================================================================

                         THE TRAVELERS INSURANCE COMPANY

      NOTIFICATION REGARDING USE AND RELEASE OF INFORMATION TO THE MEDICAL
          INFORMATION BUREAU, INC. AND OTHER LIFE INSURANCE COMPANIES

Any health care information developed is necessary to classify insurance risks, conduct normal administrative procedures and process claims, and will be used for those purposes only. No other use of this information will be made without first obtaining your written consent.

This information will be treated as confidential except that The Travelers Insurance Company or its Reinsurer(s) may make a brief report to the Medical Information Bureau, Inc., a non-profit membership corporation of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance coverage or to which a claim is submitted, the Bureau will supply such company with the information it may have in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your files. Medical information will be disclosed only to your attending physician.

  If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office: Post Office Box 105, Essex Station, Boston, Massachusetts 02112, Telephone: (617)426-3660.

The Travelers Insurance Company or its Reinsurer(s) may release information given in your application file, including health care information, to other life insurance companies to which you apply for life or health insurance or to which a claim is submitted.

L-15240

    THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE - HARTFORD, CT - 06183

================================================================================

          EMPLOYER-SPONSORED TEMPORARY LIFE INSURANCE BINDER AGREEMENT

================================================================================
This Temporary Life Insurance Binder Agreement (the "Agreement") is made by and between The Travelers Insurance Company (the "Company") and _________________ (the "Owner").

In offering this Agreement, the Company has relied upon the attached census of employees to be insured as well as information provided by the Employer.

While this Agreement is in effect, the Employer is not and will not become a party to any other Agreement to provide life insurance coverage on any of the employees listed in the Census without the prior agreement of the Company.

Subject to the terms of this Agreement and in consideration of the deposit received, temporary life insurance will be provided from the Effective Date for the qualified Proposed Insureds listed in the census.

1.  Definitions:
    (a) Proposed Insured - an individual 70 years of age or less applying for permanent insurance who is listed in this Agreement and has been actively at work for the last 90 days for at least 30 hours per week.

   (b) Effective Date - the date on which temporary life insurance begins. The Effective Date under this Agreement is ______________.

   (c) Termination Date - the date on which temporary life insurance for each Proposed Insured ends.
       It will be the earlier of:
       (1) the date on which the policy on the Proposed Insured is issued; or
       (2) the date on which a full or partial refund of the Deposit is mailed to the Employer because an application is declined or withdrawn; or
       (3) _____________ days after the Effective date; or
   (d) Binder Premium - the amount of premium deposit needed to effect the temporary life insurance coverage on the Proposed Insureds contemplated by this Agreement. The Binder Premium for the coverage provided by this Agreement is $__________________.

2. Binder Coverage - the amount of temporary life insurance per Proposed Insured provided by this Agreement is the amount to be applied for as stated on the attached census subject to a per life maximum of $1,000,000 for all current applications pending with the Company and its subsidiaries.
3. Death Benefits - For any death benefits to be paid under this Agreement. Owner must represent and warrant that under applicable state law it has an insurable interest in the insured employee and has obtained from the insured employee any consent required by such law.
4. Suicide and Material Misrepresentation - If a Proposed Insured commits suicide, or death is caused in whole or in part by any intentionally self-inflicted injury or if there is found to be a material misrepresentation on the application, the Company's only liability as to such a Proposed Insured shall be return the applicable portion of the premium to the Employer.
5. Beneficiary - any death benefits claimed under this Agreement shall be payable to the employer unless an alternative beneficiary is named in the application.
6. Amendments - this Agreement may only be modified or amended in writing by the Company through its duly authorized officers.

TEMPORARY INSURANCE IS PROVIDED UNDER THE TERMS OF THIS AGREEMENT FOR THE QUALIFIED ACTIVELY AT WORK PROPOSED INSUREDS WHO ARE LISTED IN THE ATTACHED CENSUS.

Offered by:                               Title:
           -------------------------------      --------------------------------
           Signature          Date              The Travelers Insurance Company

Accepted by:
            ------------------------------------    ----------------------------
            Company Officer   Title      Date               Company

Witnessed by:
             -------------------------------  --------------  ------------------
              Broker           Date           Broker/Agent #         Firm

L-15242

    THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE - HARTFORD, CT - 06183

================================================================================

                           LIFE INSURANCE CONSENT FORM

================================================================================

EMPLOYER INFORMATION:  Business Name:
                       Business Address:

INSURED INFORMATION:   NAME (LAST/FIRST/MI):
                       Social Security Number:
                       Date of Birth:

SECTION 1:  PARTICIPATION

[ ] Yes, I agree to allow my Employer to purchase insurance on my life. I understand that my Employer will have all present and future rights of ownership and will also be the beneficiary of the policy.

I further authorize my Employer to increase the amount of insurance on my life as needed in the future in order to fulfill the objectives of the plan without further notice to me.

I consent to and authorize my Employer or its successors to continue to be the owner and beneficiary of this policy(s) indefinitely, including after my employment terminates with my Employer, whenever and for whatever reason this may occur.

[ ] No, I do not want my Employer to purchase insurance on my life.

SECTION 2:  EMPLOYEE INFORMATION

During the most recent 90 days, have you been actively at work for at least 30 hours per week, at your employer's usual place of business, performing your customary duties of your regular occupation?
                                                             [ ] Yes  [ ] No

During the most recent 90 days, have you been hospitalized or were you absent from work (other than for recreational days and holidays) for more than 5
consecutive workdays?                                        [ ] Yes  [ ] No

Have you used any tobacco products within the past 12 months?[ ] Yes [ ] No If "Yes" how much (i.e., units per week/month) and date last used:

[ ] Cigarettes______  [ ] Cigars______  [ ] Pipe_______   [ ] Smokeless tobacco______


--------------------------            -----------------------------------
            Date                             Signature of Insured

L-15235